Exhibit 2

ELEPHANT PARTNERS GP I, LLC

ELEPHANT PARTNERS GP II, LLC

ELEPHANT PARTNERS GP III, LLC

JAHD MANAGEMENT COMPANY, LLC

JEREMIAH DALY

ANDREW HUNT

POWER OF ATTORNEY

April 20, 2021

Each of the undersigned, including (i) Elephant Partners GP I, LLC, a Delaware limited liability company (“Elephant GP I”), in the normal course of its business and in its capacity as the general partner of each of Elephant Partner I, L.P., Elephant Partners 2019 SPV-A, L.P., Elephant Partners 2019 SPV-B, L.P., any alternative investment vehicles to any of the foregoing and any related entities formed to make co-investments with any of the foregoing, (ii) Elephant Partners GP II, LLC, a Delaware limited liability company (“Elephant GP II”), in the normal course of its business and in its capacity as the general partner of each of Elephant Partner II, L.P., Elephant Partners II-B, L.P., any alternative investment vehicles to any of the foregoing and any related entities formed to make co-investments with any of the foregoing, (iii) Elephant Partners GP III, LLC, a Delaware limited liability company (“Elephant GP III”), in the normal course of its business and in its capacity as the general partner of each of Elephant Partner III, L.P., Elephant Partners III-B, L.P., any alternative investment vehicles to any of the foregoing and any related entities formed to make co-investments with any of the foregoing, (iv) JAHD Management Company, LLC, a Delaware limited liability company (the “Management Company” and together with Elephant GP I, Elephant GP II and Elephant GP III, the “Elephant Management Entities”) and (v) each of Jeremiah Daly and Andrew Hunt (the “Managing Members”), individually and in their respective capacities as the managing members of each of the Elephant Management Entities, hereby constitutes and approves PATRICK CAMMARATA (the “Attorney-in-Fact”) as the undersigned’s true and lawful attorney-in-fact to:

(1)     Execute for and on behalf of the undersigned any and all documents, agreements, filings, reports, consents, waivers, certificates, forms, proxies, notices or communications, or amendments or modifications to any of the foregoing, requested by the undersigned in connection with the conduct of the undersigned’s business (collectively, the “Documents”);

(2)     Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any and all such Documents;

(3)     Execute for and on behalf of each of the undersigned (a “Reporting Person”) any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13F, Schedule 13G, Form 13H, Form 13-F, Form 3, Form 4 and Form 5) that such Reporting Person may be required to file with the United States Securities and Exchange Commission pursuant to the U.S. Securities Act of 1933, as amended, and the U.S. Securities Exchange Act of 1934, as amended (collectively, the “Reports”) with respect to each Reporting Person’s (a) status as an officer or director of, or (b) ownership of, or transactions in, securities of, any entity whose securities are beneficially owned (directly or indirectly) by the applicable Reporting Person;

(4)     Do and perform any and all acts for and on behalf of each of the undersigned which may be necessary or desirable to complete and execute any such Reports and timely file such forms and schedules with the United States Securities and Exchange Commission and any other stock exchange or similar authority; and

(5)     Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, each of the undersigned, it being understood that the documents executed by the Attorney-in-Fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as the Attorney-in-Fact may approve in his discretion.

The Attorney-in-Fact has been appointed as the Chief Operating Officer of each of the Elephant Management Entities. In exercising the powers granted herein, the Attorney-in-Fact may execute any and all Documents and Reports (i) on behalf of each Elephant Management Entity as “Chief Operating Officer” (or “COO”), “Authorized Officer,” “Authorized Person” or “Authorized Signatory” or (ii) on behalf of any of the undersigned as “Attorney-in-Fact.”

Each of the undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the Attorney-in-Fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

Each Reporting Person acknowledges that the Attorney-in-Fact, in serving in such capacity at the request of each such Reporting Person, is in no way hereby assuming, nor is any other Reporting Person hereby assuming, any of each such Reporting Person’s responsibilities under the laws of the United States or any state, including without limitation, compliance with Section 16 or Section 13 of the U.S. Securities Exchange Act of 1934, as amended.

This Power of Attorney granted to the Attorney-in-Fact replaces in full any other Power of Attorney executed by any of the undersigned prior to the date hereof with respect to the Attorney-in-Fact and shall remain in full force and effect with respect to each of the undersigned until (x) the Attorney-in-Fact is no longer employed by or otherwise serving as Chief Operating Officer of the Management Company, or (y) a Reporting Person earlier revokes this Power of Attorney with respect to such Reporting Person by delivering written notice of such revocation to the Attorney-in-Fact.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed effective as of the date first set forth above.

ELEPHANT PARTNERS GP I, LLC

By:	/s/ Jeremiah Daly
Name:	Jeremiah Daly
Title:	Managing Member

By:	/s/ Andrew Hunt
Name:	Andrew Hunt
Title:	Managing Member

ELEPHANT PARTNERS GP II, LLC

By:	/s/ Jeremiah Daly
Name:	Jeremiah Daly
Title:	Managing Member

By:	/s/ Andrew Hunt
Name:	Andrew Hunt
Title:	Managing Member

ELEPHANT PARTNERS GP III, LLC

By:	/s/ Jeremiah Daly
Name:	Jeremiah Daly
Title:	Managing Member

By:	/s/ Andrew Hunt
Name:	Andrew Hunt
Title:	Managing Member

JAHD MANAGEMENT COMPANY, LLC

By:	/s/ Jeremiah Daly
Name:	Jeremiah Daly
Title:	Managing Member

By:	/s/ Andrew Hunt
Name:	Andrew Hunt
Title:	Managing Member

JEREMIAH DALY

By:	/s/ Jeremiah Daly
Name:	Jeremiah Daly

ANDREW HUNT

By:	/s/ Andrew Hunt
Name:	Andrew Hunt